Exhibit 99.1

Kinnate Biopharma Inc. Adds Global Business and Oncology Expertise to Board of Directors with Appointment of Jill DeSimone as Independent Director

SAN FRANCISCO and SAN DIEGO, Calif. – January 26, 2023 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (“Kinnate”), a clinical-stage precision oncology company, today announced that its board of directors has appointed a new independent director, Jill DeSimone, who will join effective March 1, 2023. Ms. DeSimone brings more than forty years of global business expertise in life sciences to Kinnate’s board of directors.

Dean J. Mitchell, chairman of the Kinnate board of directors, commented, “I am honored to welcome Jill to the Kinnate board of directors. She is an ideal fit given her breadth of experience as a global business leader for multi-billion-dollar oncology medicines, strategic leadership in advancing product and portfolio strategy, and importantly her passion to innovate for patients. Her expertise complements the industry and scientific expertise of our other board members and will be invaluable during this transformative time for Kinnate.”

Most recently, Ms. DeSimone served as President of U.S. Oncology at Merck & Co., Inc., where she established the company’s oncology division, growing it from less than $500 million in annual revenue to $9 billion in just eight years. She led three key product launches and more than 45 indication launches, including Keytruda®, the fastest growing product in company history. Prior to joining Merck, Ms. DeSimone was Senior Vice President of Global Women’s Health at Teva Pharmaceutical Industries, Ltd., where she built its first global business unit. Ms. DeSimone began her career at Bristol Myers Squibb and held roles of increasing responsibility culminating as the Senior Vice President of U.S. Oncology, a role in which she helped launch the first FDA-approved CTLA-4 immune checkpoint inhibitor, Yervoy®.

Ms. DeSimone currently serves as a board member for Oncternal Therapeutics, an oncology company, Affini-T, an immune cell therapy company, the Florida Cancer Specialists Foundation, a nonprofit organization that delivers non-medical aid for individuals undergoing treatment for cancer, and Praxis Precision Medicines, Inc., a clinical-stage company focused on development of therapies for the central nervous system. She earned a B.S. in pharmacy from Northeastern University and completed a fellowship with the Wharton School of the University of Pennsylvania.

“I am delighted to join the precision oncology and industry thought leaders of the Kinnate board at this important time in the company’s history,” Ms. DeSimone said. “I am drawn to Kinnate because its unique approach to discovering and developing cancer medicines stands out in the current targeted oncology landscape. I welcome the opportunity to work alongside the rest of the board to help Kinnate build on its substantial progress toward helping those battling cancer and supporting them in the next chapter of the company’s growth.”

“On behalf of the Kinnate team, I welcome Jill to the Kinnate board and look forward to working with her to advance the company’s mission. Her impressive background, proven leadership, and deep understanding of the oncology market brings important added experience and value to an already strong and diverse board,” said Nima Farzan, chief executive officer, Kinnate Biopharma Inc.

For more information about the Kinnate board of directors, click here.

About Kinnate Biopharma Inc.

Kinnate Biopharma Inc. is a clinical-stage precision oncology company focused on expanding on the promise of targeted therapies for those battling cancer. The company is developing medicines for known oncogenic drivers where there are no approved targeted drugs and to overcome the limitations of marketed cancer therapies, such as non-responsiveness or acquired and intrinsic resistance. Kinnate has two lead clinical programs being studied in solid tumors with RAF, NRAS and FGFR-driven alterations, and is rapidly progressing a pipeline of additional small molecule drug candidates as part of the Kinnate Discovery Engine. The company is driven by the urgency and knowledge that patients are waiting for new, effective cancer medicines.  For more information, visit Kinnate.com and follow us on LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements include, without limitation, statements regarding when Ms. DeSimone will join the Kinnate board of directors and statements by Kinnate’s chief executive officer and board members. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are also intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. Such expectations and projections may never materialize or may prove to be incorrect. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors, including risks related to recently transitioning to operating as a clinical-stage biopharmaceutical company with a limited operating history; our ability to raise additional capital to finance our operations; our ability to discover, advance through the preclinical and clinical development of, obtain regulatory approval for and commercialize our product candidates; the novel approach we are taking to discover and develop drugs; our ability to timely file and obtain approval of investigational new drug applications for our planned clinical trials; the potential for any clinical trial results to differ from our preclinical study results; negative impacts of the COVID-19 pandemic on our business, including ongoing and planned clinical trials and preclinical studies; competition in our industry; regulatory developments in the United States and other countries; our ability to attract, hire and retain highly skilled executive officers and employees; difficulties in managing our growth; our ability to protect our intellectual property; reliance on third parties to conduct our ongoing and planned preclinical studies and clinical trials, and to manufacture our product candidates; general economic and market conditions; and other risks. These and other risks, uncertainties, assumptions and other factors are further described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 that we have filed with the Securities and Exchange Commission (the “SEC”), as well as in our subsequent filings we make with the SEC. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements speak only as of the date of this release, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason in the future.

Investor & Media Contact:

Priyanka Shah | Priyanka.Shah@kinnate.com | +1-908-447-6134